LOUISIANA-PACIFIC

                           SUPPLEMENTAL BENEFITS PLAN

                  THIS SUPPLEMENTAL BENEFITS PLAN (the "Plan") is established by Louisiana-Pacific Corporation ("L-P"), a Delaware corporation, effective January 1, 1989.
                  1. A participant in the Louisiana-Pacific Salaried Employee Stock Ownership Trust (the "ESOT") whose share of employer contributions and forfeitures which would otherwise be contributed and allocated to the participant's accounts in the profit sharing fund and the stock bonus fund of the ESOT is reduced for a plan year by reason of the application of Section 401(a)(17) of the Internal Revenue Code (limiting compensation which can be taken into account under the ESOT to $200,000 as adjusted for cost of living) shall be entitled to a supplemental benefit under this Plan for the plan year in an amount equal to the reduction.

                  2. The supplemental benefit will not be paid to the participant currently. Rather, the employer (L-P or, if a subsidiary of L-P is the employer, the subsidiary) shall credit to a book reserve (the "Supplemental Benefit Account") the amount of the supplemental benefit. The credit shall be made as of December 31 of the applicable ESOT plan year. There shall be a separate account for each participant who is entitled to a supplemental benefit under this Plan.

                  3. Except as provided in paragraph 5 relating to an unforeseeable emergency, the supplemental benefit, plus the additional amount credited to the Supplemental Benefit Account under paragraph 7, shall be paid to the participant upon termination of employment for any reason other than death, or to a beneficiary designated by the participant should the participant die while employed.

                  4. The amount of the Supplemental Benefit Account shall be paid to the participant or designated beneficiary in a single lump sum cash payment within 60 days after termination of employment. If at the time of death no beneficiary has been designated or the designated beneficiary is not then living, the amount shall be paid to the participant's estate.

                  5. In the event that the participant incurs a financial need as a result of an "unforeseeable emergency," the employer may, in its sole discretion, pay all or a portion of the Supplemental Benefit Account to the participant prior to the time it would otherwise be payable under the terms of paragraph 4. Any such payment because of an unforeseeable emergency shall be made only to the extent reasonably necessary to satisfy the emergency need.

          For purposes of this Plan, an unforeseeable emergency is a severe financial hardship resulting from a sudden and unexpected illness or accident of the participant or a dependent,


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loss  of  property  due  to  casualty,   or  other  similar   extraordinary  and
unforeseeable   circumstances   arising  as  a  result  of  events   beyond  the
participant's control. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that any hardship is or may be relieved:

                  (a) Through reimbursement or compensation by insurance or otherwise, or

                  (b) By liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

Examples of what shall not be considered to be an unforeseeable emergency include the need to send a child to college or the desire to purchase a home.

                  6. The beneficiary referred to in paragraphs 3 and 4 may be designated or changed by the participant (without the consent of the spouse or any prior beneficiary) by written notice to L-P sent by certified or registered mail, addressed as follows:

                         Louisiana-Pacific Corporation
                         111 S.W. Fifth Avenue
                         Portland, Oregon  97204

                         Attention:  Treasurer

                  7. There shall be credited to the Supplemental Benefit Account an additional amount (i.e., in addition to the principal amount credited to such account under paragraph 2 hereof) equal to the interest which would have accrued on such principal amount if such amount had earned interest, compounded quarterly at the rate specified below, from the date such amount was credited to the account until paid out pursuant to the foregoing provisions of the Plan. The rate of interest for each calendar quarter shall equal the 90-day commercial paper rate for high-grade unsecured notes sold through dealers by major corporations as reported in the "Money Rates" report of the Wall Street Journal for the first business day of such quarter. Notwithstanding the foregoing, if, at any time interest is to be computed under this paragraph 7, the participant is indebted to the employer for borrowed funds other than an employee relocation loan, the interest rate under this paragraph shall not exceed the interest rate being paid by the participant with respect to such borrowed funds.

                  8. No payment under this Plan shall be made unless the participant is fully vested in the participant's accounts under the ESOT. If the participant's accounts under the ESOT are forfeited, then the participant's Supplemental Benefit Account under this Plan shall also be forfeited, subject to being restored upon return to employment if the circumstances are such that the participant's accounts under the ESOT would also have been restored.

                  9. Nothing contained in this Plan and no action taken under its provisions shall create or be construed to create a trust of any kind, or a fiduciary relationship between the employer and the participant, the participant's designated beneficiary, or any other


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person.  The  supplemental  benefit  under the  provisions  of this  Plan  shall continue for all purposes to be a part of the general funds of the employer and subject to claims of unsecured general creditors of the employer. To the extent that any person acquires a right to receive payments from the employer under the Plan, such right shall be unsecured.

                  10. A participant's right or that of any other person to a payment pursuant to the Plan shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

                  11. If the employer shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of illness or accident or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, child, a parent, or a brother or sister, or to any person deemed by the employer to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the employer may determine. Any such payment shall be a complete discharge of the liabilities of the employer under the Plan.

                  12. Nothing contained herein shall be construed as conferring upon any participant the right to continue in the employ of the employer in an executive or any other capacity.

                  13. Payments under the Plan will not constitute compensation for purposes of any retirement or life insurance benefit plan of the employer, including, without limitation, the ESOT, as any such plan or trust may be amended from time to time.

                  14. The Board of Directors of L-P shall have full power and authority to interpret, construe and administer the Plan and the Board's interpretation and construction thereof and actions thereunder, including the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan, unless attributable to his own willful misconduct or lack of good faith.

                  15. The Plan shall be binding upon and inure to the benefit of L-P and its subsidiaries, its successors and assigns and the participants and their heirs, executors, administrators, and legal representatives.



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                  16. The Plan shall be governed by and  construed in accordance with the laws of Oregon and applicable federal law (federal law shall be controlling in the event of any conflict with Oregon law).

                  IN WITNESS WHEREOF, L-P has caused this Plan to be executed by its duly authorized officers as of the date first above written.


                                       LOUISIANA-PACIFIC CORPORATION


                                       By    /s/ JOHN C. HART
                                             (Vice) President


                                       By    /s/ DONALD R. HOLMAN
                                             Secretary



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